Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AT&T Wireless Services Note-Backed Series 2002-7
*CUSIP:    21988G452   Class    A-1
           21988GBR6   Class    A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of     September 1, 2003.....                              $0.00
         Scheduled Income received on securities.....         $1,312,500.00
         Unscheduled Income received on securities.....               $0.00

LESS:
         Distribution to Class A-1 Holders.....              -$1,200,000.00
         Distribution to Class A-2 Holders.....                -$112,500.00
         Distribution to Depositor.....                              -$0.00
         Distribution to Trustee.....                                -$0.00
Balance as of     March 1, 2004.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     September 1, 2003.....                              $0.00
         Scheduled Principal received on securities.....              $0.00

LESS:
         Distribution to Holders.....                                -$0.00
Balance as of     March 1, 2004.....                                  $0.00


             UNDERLYING SECURITIES HELD AS OF         March 1, 2004

           Principal
            Amount                              Title of Security
           ---------                            -----------------
          $30,000,000      AT&T Wireless Services, Inc. 8.75% Senior Notes due
                           March 1, 2031
                           *CUSIP:   00209AAF3

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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